Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-173327) and in the Registration Statement on Form F-3 (No. 333-191325) of Adecoagro SA of our report dated April 29, 2015 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

Buenos Aires, Argentina

Apri129, 2015